As filed with the U.S. Securities and Exchange Commission on April 1, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VALLEY NATIONAL BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	22-2477875
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Penn Plaza

New York, New York 10119

Telephone: (973) 305-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael T. Rave

SEC/M&A Attorney1455 Valley Road

Wayne, New Jersey 07470

Telephone: (973) 305-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Matthew M. Guest, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Telephone: (212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer:	☒	Accelerated filer:	☐

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

PROSPECTUS

VALLEY NATIONAL BANCORP

Common Stock

This prospectus relates to the resale from time to time, in one or more transactions, of shares of common stock, no par value (the “common stock”), of Valley National Bancorp (“Valley,” “we,” “us”, “our” or the “Company”) held by the selling shareholders identified in this prospectus. As used in this prospectus, unless otherwise noted or the context otherwise requires, references to the “selling shareholders” refer to, collectively, the selling shareholders identified in this prospectus and their respective permitted transferees, pledgees, assignees, transferees, donees and successors-in-interest and any other person named as a selling shareholder in any applicable prospectus supplement. The registration of the shares of common stock to which this prospectus relates does not require the selling shareholders to sell any of their shares of common stock.

On April 1, 2022, we completed our acquisition of Bank Leumi Le-Israel Corporation, a New York corporation (“Leumi USA” and such acquisition, the “Leumi USA acquisition”). To effect the Leumi USA acquisition, we entered into an Agreement and Plan of Merger (the “merger agreement”) with Leumi USA and Volcano Merger Sub Corporation, a New York corporation and a subsidiary of ours (“Merger Sub”), pursuant to which, among other things, we issued shares of our common stock to the holders of Leumi USA common stock in a private transaction, and we agreed to file with the U.S. Securities and Exchange Commission (the “SEC”) a shelf registration statement to provide for the public resale of the shares of our common stock issued pursuant to the merger agreement, other than such shares beneficially owned by Bank Leumi Le-Israel B.M., an Israeli corporation (“BLITA”). In connection with the Leumi USA acquisition and as contemplated by the merger agreement, on April 1, 2022, we entered into an Investor Rights Agreement with BLITA (the “investor rights agreement”), pursuant to and subject to the terms and conditions of which, we agreed, among other things, to file with the SEC a shelf registration statement to provide for the public resale of certain shares of our common stock beneficially owned by BLITA that qualify as registrable securities under the investor rights agreement. This prospectus forms a part of a registration statement filed by us to fulfill our obligations under the merger agreement and the investor rights agreement.

The selling shareholders identified in this prospectus or a supplement hereto may offer and sell shares of our common stock, as described in this prospectus, from time to time as each selling shareholder may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” beginning on page 15 at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. For more information regarding the offer and sale of shares of our common stock by the selling shareholders pursuant to this prospectus, please read “Plan of Distribution.” To the extent required by applicable law or regulation, the number of shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any underwriter, agent or dealer and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying supplement to this prospectus or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We are not selling any shares of our common stock pursuant to this prospectus, and we will not receive any proceeds from the sale of shares of our common stock offered by this prospectus. We have agreed to pay certain expenses relating to registering such shares, subject to the terms of the merger agreement and investor rights agreement. Pursuant to the terms of the merger agreement and investor rights agreement, we will not be responsible for any underwriters’, brokers’ or dealers’ discounts or commissions or transfer taxes, if any, relating to the sale of shares by any of the selling shareholders, or any underwriters’, brokers’ or dealers’ expenses, including road show and travel expenses, or any legal fees or expenses for any of the selling shareholders.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “VLY.” The last reported sale price of our common stock on March 31, 2022 was $13.02 per share.

Investing in our common stock involves risks. You should carefully consider the risk factors referred to on page 8 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our common stock.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 1, 2022.

This prospectus, any applicable prospectus supplement and any free writing prospectus filed by us do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For investors outside of the United States, neither we nor the selling shareholders have done anything that would permit the offering, possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or distribution of this prospectus outside of the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on Form S-3 with the SEC, under a shelf registration process. Under this shelf registration process, the selling shareholders may, from time to time, offer and sell the shares of our common stock described in this prospectus and in any applicable prospectus supplement in one or more transactions. Any applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in such applicable prospectus supplement or free writing prospectus. You should read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated or deemed incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. Neither we nor the selling shareholders have authorized anyone to provide any information other than that contained in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the selling shareholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling shareholders have authorized any other person to provide you with different or additional information, and none of us is making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date hereof or, in the case of information incorporated or deemed incorporated by reference herein, as of the date thereof, regardless of the time of delivery of the prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

Unless otherwise indicated or the context otherwise requires, in this prospectus, we use the terms “Valley,” the “Company,” “we,” “us” and “our” to refer to Valley National Bancorp and its subsidiaries. References to “$” and “dollars” are to United States dollars.

This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and, to the extent inconsistent, supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents we have already filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022;

•	our Current Reports on Form 8-K filed with the SEC on January 4, 2022, January 14, 2022, February 22, 2022 and April 1, 2022;

•

the information in the Definitive Proxy Statement for our 2021 Annual Meeting of Shareholders filed with the SEC on March 8, 2021 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020; and

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the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on October 9, 2018, and any amendment or report filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the purpose of updating such description.

We also incorporate by reference any future filings that we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than any portion of such filings that are furnished under applicable SEC rules rather than filed), on or after the date of this prospectus until we have terminated the offerings to which this prospectus relates. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC. Information that becomes a part of this prospectus after the date of this prospectus will automatically update and, to the extent inconsistent, replace information in this prospectus and information previously filed with the SEC.

The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov and on our website at www.valley.com. Except as specifically incorporated by reference in this prospectus, information on those websites is not part of this prospectus.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write our Shareholder Relations Department, as follows:

Valley National Bancorp

1455 Valley Road

Wayne, New Jersey 07470

Attention: Tina Zarkadas

Telephone: (973) 305-3380

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about our business, new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” “may,” “estimate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties and our actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements in addition to those risk factors listed under the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 include, but are not limited to:

•	the inability to realize expected cost savings and synergies from the Leumi USA acquisition in amounts or in the timeframe anticipated;

•	greater than expected costs or difficulties relating to Leumi USA integration matters;

•	the inability to retain customers and qualified employees of Leumi USA;

•	changes in estimates of non-recurring charges related to the Leumi USA acquisition;

•	the continued impact of COVID-19 on the U.S. and global economies, including business disruptions, reductions in employment and an increase in business failures, specifically among our clients;

•	the continued impact of COVID-19 on our employees and our ability to provide services to our customers and respond to their needs as more cases of COVID-19 may arise in our primary markets;

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the impact of forbearances or deferrals we are required or agree to as a result of customer requests and/or government actions, including, but not limited to our potential inability to recover fully deferred payments from the borrower or the collateral;

•	the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies;

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damage verdicts or settlements or restrictions related to existing or potential class action litigation or individual litigation arising from claims of violations of laws or regulations, contractual claims, breach of fiduciary responsibility, negligence, fraud, environmental laws, patent or trademark infringement, employment related claims, and other matters;

•	a prolonged downturn in the economy, mainly in New Jersey, New York, Florida or Alabama, as well as a decline in commercial real estate values within our market areas;

•	higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law;

•	the inability to grow customer deposits to keep pace with loan growth;

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a material change in our allowance for credit losses under the current expected credit losses methodology (CECL) due to forecasted economic conditions and/or unexpected credit deterioration in our loan and investment portfolios;

•	the need to supplement debt or equity capital to maintain or exceed internal capital thresholds;

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greater than expected technology related costs due to, among other factors, prolonged or failed implementations, additional project staffing and obsolescence caused by continuous and rapid market innovations;

•	the loss of or decrease in lower-cost funding sources within our deposit base, including our inability to achieve deposit retention targets under our branch transformation strategy;

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cyber-attacks, ransomware attacks, computer viruses or other malware that may breach the security of our websites or other systems to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage our systems;

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results of examinations by the Office of the Comptroller of the Currency (OCC), the Federal Reserve Bank (FRB), the Consumer Financial Protection Bureau (CFPB) and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, reimburse customers, change the way we do business, or limit or eliminate certain other banking activities;

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our inability or determination not to pay dividends at current levels, or at all, because of inadequate earnings, regulatory restrictions or limitations, changes in our capital requirements or a decision to increase capital by retaining more earnings;

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unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather, the COVID-19 pandemic or other external events; and

•	unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, changes in regulatory lending guidance or other factors.

A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequently filed reports, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You are cautioned not to place undue reliance on the forward-looking statements contained or incorporated by reference in this prospectus, which speak only as of the date on which the statements were made. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations or otherwise, except as required by applicable law. We cannot guarantee future results, levels of activity, performance or achievements.

SUMMARY

This summary highlights certain information contained elsewhere in this prospectus and the documents incorporated by reference herein. Please read this entire prospectus and any applicable prospectus supplement, including the risk factors section and the documents incorporated or deemed incorporated by reference in this prospectus and any applicable prospectus supplement, before you decide to invest. See “Risk Factors” and “Where You Can Find More Information.” In addition, this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein include forward-looking information that involves risks and uncertainties. See “Forward-Looking Statements.”

The Company

Valley National Bancorp, headquartered in Wayne, New Jersey, is a New Jersey corporation organized in 1983 and is registered as a bank holding company and a financial holding company with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. The words “Valley,” “the Company,” “we,” “our” and “us” refer to Valley National Bancorp and its wholly owned subsidiaries, unless we indicate otherwise. At December 31, 2021, Valley had consolidated total assets of $43.4 billion, total net loans of $33.8 billion, total deposits of $35.6 billion and total shareholders’ equity of $5.1 billion. In addition to its principal subsidiary, Valley National Bank (“VNB”), Valley owns all of the voting and common shares of GCB Capital Trust III, State Bancorp Capital Trusts I and II, and Aliant Statutory Trust II at December 31, 2021 through which trust preferred securities were issued. These trusts are not consolidated subsidiaries.

Valley advertises and identifies itself under the trade names “Valley Bank” and “Valley”.

VNB has been chartered as a national banking association under the laws of the United States since 1927. Valley offers a full suite of national and regional banking solutions through various commercial, retail, insurance and wealth management financial services products.

Valley provides personalized service and customized solutions to assist its customers with their financial service needs. Our solutions include, but are not limited to, traditional consumer and commercial deposit and lending products, commercial real estate financing, small business loans, equipment financing, insurance and wealth management financial services products, cash management solutions, and personal financing solutions, such as residential mortgages, home equity loans and automobile financing. Valley also offers niche financial services, including loan and deposit products for homeowners associations, insurance premium financing and cannabis-related business banking which we offer nationally.

VNB provides convenient account access to customers through a number of account management services, including access to more than 200 branch locations across New Jersey, New York, Florida and Alabama; online and mobile banking; drive-in and night deposit services; telephone banking; automated teller machines; remote deposit capture; and safe deposit facilities. In addition, certain international banking services are available to customers, including standby letters of credit, documentary letters of credit and related products, and certain ancillary services, such as foreign exchange transactions, documentary collections, foreign wire transfers, as well as transaction accounts for non-resident aliens.

Valley and VNB’s subsidiaries include, but are not limited to:

•	an insurance agency offering property and casualty, life and health insurance;

•	an asset management adviser that is a registered investment adviser with the SEC;

•	a title insurance agency in New York which also provides services in New Jersey;

•	an advisory firm specializing in the investment and management of tax credits;

•	subsidiaries which hold, maintain and manage investment assets for VNB;

•	a subsidiary which specializes in health care equipment lending and other commercial equipment leases; and

•	a subsidiary which owns and services New York commercial loans.

VNB’s subsidiaries also include real estate investment trust subsidiaries (“REIT subsidiaries”), which own real estate related investments and a REIT subsidiary, which owns some of the real estate utilized by VNB and related real estate investments. Except for Valley’s REIT subsidiaries and Valley’s insurance agency (10% of which is owned by the insurance agency’s co-CEOs), all subsidiaries mentioned above are directly or indirectly wholly owned by Valley. Because each REIT must have 100 or more shareholders to qualify as a REIT, each REIT subsidiary has issued less than 20 percent of its outstanding non-voting preferred stock to individuals, most of whom are current or former VNB employees. VNB owns the remaining preferred stock and all the common stock of the REIT subsidiaries.

On April 1, 2022, Valley completed the acquisition of Leumi USA, the U.S.-based holding company for Bank Leumi USA, a New York state chartered bank with over 60 years of experience in the U.S. commercial banking industry, offering a full range of commercial loan and deposit products and operating commercial offices in New York City, Chicago, Los Angeles, Palo Alto, and Aventura (FL). As of December 31, 2021, Bank Leumi USA had total assets of $8.3 billion, total deposits of $7.1 billion, and gross loans of $5.8 billion. Leumi Investment Services Inc. (formerly a wholly owned subsidiary of Bank Leumi USA and now a wholly owned subsidiary of VNB) is a SEC-registered broker dealer and investment adviser engaged in certain securities, investment and insurance services activities.

Valley common stock is traded on the Nasdaq under the symbol “VLY.” Our principal executive offices are located at One Penn Plaza in New York, New York 10119, and our telephone number at that address is (973) 305-8800. Our website is located at https://www.valley.com. Information contained on or accessible through our website does not constitute part of this prospectus or any accompanying prospectus, other than documents that we file with the SEC and incorporate by reference into this prospectus and any accompanying prospectus.

The Leumi USA Acquisition

The Merger Agreement

On April 1, 2022, we completed the acquisition of Leumi USA pursuant to the merger agreement. Pursuant to the terms of the merger agreement, Merger Sub merged with and into Leumi USA, with Leumi USA remaining as the surviving entity (the “merger”), and immediately following the effective time of the merger and as part of a single integrated transaction, Leumi USA merged with and into Valley, with Valley remaining as the surviving entity (the “follow-on merger”). Immediately following the effective time of the follow-on merger, Leumi USA’s subsidiary bank, Bank Leumi USA, merged with and into VNB, with VNB as the surviving bank.

At the effective time of the merger, each share of common stock of Leumi USA outstanding immediately prior to such effective time (other than certain disregarded shares) was converted into the right to receive (1) 3.8025 shares of Valley common stock and (2) $5.08 in cash, resulting in the issuance by Valley of approximately 85 million shares of common stock. Based on the closing price of Valley common stock on March 31, 2022, the day prior to the closing of the Leumi USA acquisition, the aggregate value of the consideration delivered to holders of Leumi USA common stock in the merger was approximately $1.2 billion.

In addition, at the effective time of the merger, (a) each outstanding Leumi USA stock option held by an individual who was not actively employed by Leumi USA as of the date of the merger agreement fully vested and was converted into the right to receive cash equal to the excess of $56.34 over the applicable exercise price, without interest and net of any taxes required to be deducted or withheld under applicable law, and (2) each other outstanding Leumi USA stock option fully vested and was converted into a stock option to acquire shares of Valley common stock, with the number of shares underlying each such stock option and the applicable exercise price adjusted based on an exchange ratio of 4.225 shares of Valley common stock per share of Leumi USA common stock.

Pursuant to, and subject to the terms and conditions of, the merger agreement, Valley is required to file with the SEC a shelf registration statement to provide for the public resale of the shares of Valley common stock issued in the merger, other than such shares of Valley common stock beneficially owned by BLITA. Valley may, and has determined to, elect to register such shares of Valley common stock beneficially owned by BLITA on such shelf registration statement in satisfaction of Valley’s obligations pursuant to the investor rights agreement. Valley also is required to use reasonable best efforts to keep the shelf registration statement continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the SEC, until the earlier of (i) the first anniversary of the effectiveness of the shelf registration statement and (ii) the date that all registrable securities (as determined in accordance with the merger agreement) are (A) disposed of pursuant to the shelf registration statement, (B) eligible for sale pursuant to Rule 144 or Rule 145 under the Securities Act of 1933, as amended (the “Securities Act”), or (C) no longer outstanding.

Ancillary Agreements

In connection with the Leumi USA acquisition, on April 1, 2022, Valley and BLITA entered into the investor rights agreement, pursuant to which, among other things and subject to the terms and conditions set forth therein, BLITA will have certain director designation rights, registration rights and preemptive rights, and will be subject to certain standstill restrictions, voting obligations and restrictions on transfer of the shares of Valley common stock issued in the merger.

On April 1, 2022, Valley and BLITA also entered into a Business Cooperation Agreement (the “business cooperation agreement”), which provides for, among other things, an ongoing business relationship, which will include loan participations by BLITA.

See the section of this prospectus entitled “Investor Rights Agreement; Business Cooperation Agreement.”

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For more information regarding the terms of the merger agreement, the ancillary agreements and the Leumi USA acquisition, see our Current Reports on Form 8-K filed with the SEC on September 27, 2021 and April 1, 2022, which are incorporated herein by reference.

RISK FACTORS

Investing in our common stock involves significant risks. Before you invest in our common stock, in addition to the other information contained in this prospectus and in any applicable prospectus supplement or free writing prospectus, you should carefully consider the risks and uncertainties identified in Valley’s reports filed with the SEC that are incorporated or deemed incorporated by reference into this prospectus and any applicable prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the resale of our common stock by the selling shareholders. All proceeds from the sale of our common stock pursuant to this prospectus will be for the accounts of the selling shareholders.

INVESTOR RIGHTS AGREEMENT; BUSINESS COOPERATION AGREEMENT

The following description of the investor rights agreement and the business cooperation agreement and the transactions and agreements contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the agreements, which are included as exhibits to the registration statement of which this prospectus is a part and are incorporated herein by reference. See “Where You Can Find More Information.”

Investor Rights Agreement

In connection with the Leumi USA acquisition, on April 1, 2022, Valley and BLITA entered into the investor rights agreement, pursuant to which, among other things, in accordance with the terms and subject to the conditions set forth therein, (i) for so long as BLITA holds a number of shares of Valley common stock greater than or equal to 63,282,145 shares of Valley common stock (as adjusted for any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of shares) (the “share ownership threshold”), BLITA will have the right to designate two directors to each of the board of directors of Valley (the “Valley board”) and the board of directors of VNB (the “VNB board” and collectively with the Valley board, the “Valley boards”) and (ii) for so long as BLITA holds a number of shares of Valley common stock greater than or equal to 25,312,858 shares of Valley common stock (as adjusted for any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of shares), BLITA will have the right to designate one director to each of the Valley boards. BLITA’s director designees must meet the director qualification and eligibility criteria of the Nominating and Corporate Governance Committee of the Valley board applicable generally to members of the Valley board and Valley board nominees and be approved by the Nominating and Corporate Governance Committee of the Valley board. In addition, for so long as at least one BLITA designee is serving on the Valley boards, one BLITA designee will be entitled to serve on the Executive Committee, the Nominating and Corporate Governance Committee, the Risk Committee and the Investment Committee of the Valley board or the VNB board, as applicable.

The investor rights agreement also provides that, from the closing of the merger until the earlier of (i) the first date on which the number of shares of Valley common stock owned by BLITA is less than the share ownership threshold and (ii) BLITA’s exercise of its right to terminate the lock-up period (as defined below) if Valley increases the size of the Valley board to more than 14 directors, at any time at which an individual designated by BLITA is serving as a member of the Valley board and the VNB board, BLITA will be entitled to designate one individual to be a nonvoting observer on the Valley board and the VNB board. BLITA’s observer designees will be required to meet the eligibility criteria described above for director designees.

Under the investor rights agreement, BLITA is restricted from transferring shares of Valley common stock issued in the merger (“locked-up shares”) (other than specified permitted transfers or transfers pursuant to certain Valley capital raising issuances) for a period of four years following the completion of the merger (the “lock-up period”), with 25% of the locked-up shares being released on each anniversary of the closing of the merger. BLITA will have the right to terminate the lock-up period if Valley increases the size of the Valley board to more than 14 directors.

Subject to certain exceptions, during such period as BLITA is entitled to designate a director to the Valley board, (i) with respect to certain specified matters, BLITA will vote its shares of Valley common stock in accordance with the recommendation of the Valley board and (ii) BLITA will be subject to certain standstill restrictions.

The investor rights agreement further provides that BLITA is entitled to certain customary demand registration, shelf takedown and piggyback registration rights with respect to its registrable securities (as provided in the investor rights agreement), subject to customary limitations (including with respect to minimum offering size and maximum number of demands and underwritten shelf takedowns within certain periods).

The investor rights agreement also entitles BLITA to certain preemptive rights with respect to certain issuances by Valley of Valley common stock, and contains additional covenants of the parties, including with respect to cooperation regarding regulatory matters, mutual employee non-solicitation restrictions and restrictions with respect to BLITA engaging in certain activities of the Leumi USA business acquired by Valley.

Business Cooperation Agreement

In connection with the Leumi USA acquisition, on April 1, 2022, Valley and BLITA entered into the business cooperation agreement, which provides for, among other things, an ongoing business relationship, which will include loan participations by BLITA, and sets forth certain agreements relating to service levels for referred customers.

SELLING SHAREHOLDERS

The selling shareholders may from time to time, in one or more offerings, offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus, which we are registering for resale by them in accordance with the terms of the merger agreement and the investor rights agreement, as applicable.

The table below sets forth, as of the date of this prospectus, the name of each selling shareholder for whom we are registering shares for resale to the public, and the number of shares of common stock that each selling shareholder may offer pursuant to this prospectus. Except as described in this prospectus, in any applicable prospectus supplement or free writing prospectus and in the documents incorporated or deemed incorporated by reference in this prospectus and any applicable prospectus supplement, none of the selling shareholders listed in the table below has, or within the past three years has had, any material relationship with us or any of our predecessors (other than Leumi USA) or affiliates and, except as disclosed in the table below, we are advised by the selling shareholders that none of the selling shareholders listed in the table below is or was affiliated with registered broker-dealers. We have prepared this information and the following table based on information given to us by, or on behalf of, the selling shareholders on or before the date of this prospectus. We have not independently verified this information. Information about the selling shareholders may change over time. As used in this prospectus, unless otherwise noted or the context otherwise requires, the term “selling shareholders” includes the selling shareholders listed below and their respective permitted transferees, pledgees, assignees, transferees, donees and successors-in-interest and any other person named as a selling shareholder in any applicable prospectus supplement. We may amend or supplement this prospectus from time to time in the future to update or change information about the selling shareholders to identify any permitted transferees, pledgees, assignees, transferees, donees and successors-in-interest of our common stock. The registration of the common stock does not necessarily mean that the selling shareholders will sell all or any of the common stock they own pursuant to this prospectus. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, common stock in transactions exempt from the registration requirements of the Securities Act after the date on which the selling shareholders provided the information set forth on the table below.

	Common Stock Owned Prior to this Offering			Common Stock Owned After this Offering(1)
Name of Beneficial Owner(2)(3)	Number of Shares	Percentage of Class Beneficially Owned(4)	Total Number of Shares Being Registered	Number of Shares	Percentage of Class Beneficially Owned
Bank Leumi le-Israel, B.M.(5)	71,861,862	14.19%	71,861,862	0	*
Endicott SPV I, L.P.(6)	6,364,716	1.26%	6,364,716	0	*
MSD BLUSA Investments, LLC(7)	6,364,716	1.26%	6,364,716	0	*
Steven M. Cohen(8)	15,841	*	15,841	0	*
Warren Cole(9)	67,901	*	67,901	0	*
Steven Goldman(10)	36,211	*	36,211	0	*
Michael Goldstein Profit Sharing Plan(11)	18,104	*	18,104	0	*
William H. Heyman(12)	18,104	*	18,104	0	*
Simon Jawitz(13)	11,316	*	11,316	0	*
Linda Johnston Trust(14)	36,211	*	36,211	0	*
SLDT III Trust dated July 17, 2016(15)	67,901	*	67,901	0	*

*	Represents less than 1%.
(1)	Assumes that each selling shareholder will resell all of the shares of our common stock offered hereunder.

(2)

The relationship between Valley and BLITA is governed by the investor rights agreement and the business cooperation agreement, which are included as Exhibit 4.2 and Exhibit 99.1, respectively, to the registration statement of which this prospectus forms a part. BLITA and each of the other selling shareholders, in each case, in their capacity as former holders of Leumi USA common stock, are third-party beneficiaries of certain specified provisions of the merger agreement, as set forth in the merger agreement, which is included as Exhibit 2.1 to the registration statement of which this prospectus forms a part.

(3)	The selling shareholders beneficially own an aggregate of 84,862,883 shares of our common stock, which represent, in the aggregate, approximately, 16.76% of the outstanding shares of our common stock.
(4)

For purposes of this table, information as to the percentage of shares beneficially owned is calculated based on 506,257,160 shares of our common stock outstanding, which is calculated based on 421,394,277 shares of our common stock outstanding as of March 30, 2022 and 84,862,883 shares of common stock issued in connection with the closing of the merger.

(5)

Reflects (i) 70,092,905 shares of Valley common stock issued to BLITA pursuant to the merger agreement in respect of 18,433,374 shares of Leumi USA common stock beneficially owned by BLITA as of immediately prior to the effective time of the merger, plus (ii) 1,768,957 additional shares of Valley common stock issued to BLITA as a result of the assignment to BLITA by Luxinvest S.A. of the right to receive the equity consideration payable in respect of 465,209 shares of Leumi USA common stock beneficially owned by Luxinvest S.A. as of immediately prior to the effective time of the merger. See “Investor Rights Agreement; Business Cooperation Agreement” of this prospectus for a description of material relationships between BLITA and Valley.

(6)

Reflects 6,364,716 shares of Valley common stock issued to Endicott SPV I, L.P., a Delaware limited partnership (“Endicott”) pursuant to the merger agreement in respect of 1,673,824 shares of Leumi USA common stock beneficially owned by Endicott as of immediately prior to the merger. The general partner of Endicott is WRE SPV I, L.L.C., a Delaware limited liability company (“WRE”). As the general partner of Endicott, WRE has the power to vote and dispose of the securities owned by Endicott and, accordingly, may be deemed the beneficial owner of such securities. The investment manager to Endicott is Endicott Management Company (“EMC”), a Delaware S-corporation. EMC has the power to vote and direct the disposition of the proceeds from the sale of shares of Valley common stock owned by Endicott and, accordingly, may be deemed the beneficial owner of such shares of common stock. Wayne K. Goldstein serves as co-president and director of EMC and a managing member of WRE. Robert I. Usdan served as co-president and director of EMC and a managing member of WRE. The limited partners and the general partners of Endicott have the right to participate in the receipt of dividends from, or proceeds from the sale of, the securities held for the account of Endicott in accordance with their ownership interests in such entities. Wayne K. Goldstein served on the board of directors of each of Leumi USA and Bank Leumi USA from 2018 until the consummation of the Leumi USA acquisition.

(7)

Reflects 6,364,716 shares of Valley common stock issued to MSD BLUSA Investments, LLC, a Delaware limited liability company (“MSD”) pursuant to the merger agreement in respect of 1,673,824 shares of Leumi USA common stock beneficially owned by MSD as of immediately prior to the merger. MSD Capital, L.P., a Delaware limited partnership (“MSD Capital”) is the investment manager of MSD and may be deemed to beneficially own securities owned by MSD. MSD Capital Management LLC (“MSD Capital Management”) is the general partner of MSD Capital and may be deemed to beneficially own securities beneficially owned by MSD Capital. Each of John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to beneficially own the securities beneficially owned by, MSD Capital Management. Michael S. Dell is the controlling member of MSD Capital Management and may be deemed to beneficially own securities beneficially owned by MSD Capital Management. Each of Messrs. Dell, Phelan and Lisker disclaims beneficial ownership of such securities except to the extent of any pecuniary interest therein.

(8)

Reflects 15,841 shares of Valley common stock issued to Steven M. Cohen pursuant to the merger agreement in respect of 4,166 shares of Leumi USA common stock beneficially owned by Steven M. Cohen as of immediately prior to the merger. Steven M. Cohen served on the board of directors of Bank Leumi USA from October 26, 2017 until the consummation of the Leumi USA acquisition.

(9)

Reflects 67,901 shares of Valley common stock issued to Warren Cole pursuant to the merger agreement in respect of 17,857 shares of Leumi USA common stock beneficially owned by Warren Cole as of immediately prior to the merger. Warren Cole served on the board of directors of Bank Leumi USA from April 29, 2015 until the consummation of the Leumi USA acquisition.

(10)

Reflects 36,211 shares of Valley common stock issued to Steven Goldman pursuant to the merger agreement in respect of 9,523 shares of Leumi USA common stock beneficially owned by Steven Goldman as of immediately prior to the merger. Steven Goldman served on the board of directors of Bank Leumi USA from 2015 until the consummation of the Leumi USA acquisition.

(11)

Reflects 18,104 shares of Valley common stock issued to the Michael Goldstein Profit Sharing Plan pursuant to the merger agreement in respect of 4,761 shares of Leumi USA common stock beneficially owned by the Michael Goldstein Profit Sharing Plan as of immediately prior to the merger. Michael Goldstein has the power to vote and direct the disposition of the proceeds from the sale of shares of Valley common stock owned by the Michael Goldstein Profit Sharing Plan and, accordingly, may be deemed the beneficial owner of such shares of common stock. Michael Goldstein served as a member of the board of directors of Bank Leumi USA from April 29, 2015 until the consummation of the Leumi USA acquisition.

(12)

Reflects 18,104 shares of Valley common stock issued to William H. Heyman pursuant to the merger agreement in respect of 4,761 shares of Leumi USA common stock beneficially owned by William H. Heyman as of immediately prior to the merger. William H. Heyman served as a member of the board of directors of Bank Leumi USA from 2017 until the consummation of the Leumi USA acquisition.

(13)

Reflects 11,316 shares of Valley common stock issued to Simon Jawitz pursuant to the merger agreement in respect of 2,976 shares of Leumi USA common stock beneficially owned by Simon Jawitz as of immediately prior to the merger. Simon Jawitz served as a member of the board of directors of Bank Leumi USA from 2014 until the consummation of the Leumi USA acquisition.

(14)

Reflects 36,211 shares of Valley common stock issued to the Linda Johnston Trust pursuant to the merger agreement in respect of 9,523 shares of Leumi USA common stock beneficially owned by the Linda Johnston Trust as of immediately prior to the merger. Charles Johnston is the trustee of the Linda Johnston Trust and has sole voting and investment power with respect to the shares held thereby. Charles Johnston served as a member and chairman of the board of directors of Bank Leumi USA from March 5, 2014 until the consummation of the Leumi USA acquisition.

(15)

Reflects 67,901 shares of Valley common stock issued to the SLDT III Trust dated July 17, 2016 pursuant to the merger agreement in respect of 17,857 shares of Leumi USA common stock beneficially owned by the SLDT III Trust dated July 17, 2016 as of immediately prior to the merger. Steven H. Lavin is the trustee of the SLDT III Trust dated July 17, 2016 and has sole voting and investment power with respect to the shares held thereby. Steven H. Lavin and served as a member of the board of directors of Bank Leumi USA from 2005, and as a director of Leumi USA from 2012, until the consummation of the Leumi USA acquisition.

PLAN OF DISTRIBUTION

The selling shareholders will act independently of Valley in making their respective decisions with respect to the timing, manner and size of each and any sale. Subject to the terms and restrictions set forth under applicable law and, to the extent applicable, the merger agreement and investor rights agreement, the selling shareholders may, from time to time, offer and sell, separately or together, any or all of the shares of our common stock beneficially owned by them covered by this prospectus. A selling shareholder will be responsible for its portion of any commissions charged by broker-dealers or agents or underwriting discounts in connection with any such offer and sale. The shares of our common stock may be sold in one or more transactions at fixed prices or prices subject to change, at prices related to prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when selling shares:

•

through underwriters, brokers or dealers or agents (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders, the purchaser or such other persons who may be effecting such sales) for resale to the public or to institutional investors at various times;

•	in one or more underwritten offerings on a firm commitment or best efforts basis;

•

through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers or dealers, who may act as agents or principals;

•

on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	in the over-the-counter market;

•	in private transactions other than exchange or quotation service transactions;

•

through short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	in hedging transactions, including, but not limited to:

•	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares to close out its short position;

•	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

•

loans or pledges of shares for any loan or obligation, including pledges to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	through offerings directly to one or more purchasers, including institutional investors;

•	through distributions or transfers to their respective members, partners or shareholders;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•

in “at the market” offerings as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

To the extent required by applicable law or regulation, the number of shares our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any underwriter, agent or dealer and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying supplement to this prospectus or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Additionally, each selling shareholder may resell all or a portion of its shares in private transactions or in reliance upon Rule 144 under the Securities Act, rather than pursuant to this prospectus.

The selling shareholders may, from time to time and in the case of BLITA, subject to the restrictions set forth in the investor rights agreement, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus or under an amendment or supplement to this prospectus amending the list of selling shareholders to include the pledgees, transferees or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares in other circumstances, in the case of BLITA, subject to the restrictions set forth in the investor rights agreement, in which case the pledgees, assignees, permitted transferees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

A selling shareholder that is an entity may elect to make an in-kind distribution of the securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable securities pursuant to the distribution through a registration statement.

In connection with the sale of the registrable securities, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of our common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge shares of our common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). With respect to BLITA, any such transactions will be subject to the restrictions set forth in the investor rights agreement.

The aggregate proceeds to the selling shareholders from the sale of the registrable securities offered by them will be the purchase price of the shares of our common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents.

Each selling shareholder may be deemed to be a statutory underwriter under the Securities Act. In addition, any broker-dealers who act in connection with the sale of the registrable securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the registrable securities as principal may be deemed to be underwriting discounts and commissions under the Securities Act. Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. If the selling shareholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the registrable securities for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved). Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

Underwriters, brokers, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

Underwriters, brokers, dealers and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities but are not obligated to do so and may cease to do so at any time.

There can be no assurance that the selling shareholders will sell any or all of the securities covered by this prospectus.

In order to comply with the securities laws of some states, if applicable, shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares of our common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling shareholders and their affiliates. The foregoing may affect the marketability of our common stock.

We have agreed to indemnify BLITA and its affiliates and their respective officers, directors, employees, accountants, attorneys and agents and each person who “controls” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) BLITA or such other indemnified person and the officers, directors, employees, accountants, attorneys and agents of each such controlling person against certain liabilities, including some liabilities under the Securities Act, in accordance with the investor rights agreement. BLITA has agreed to indemnify us and our affiliates and our and their respective officers, directors, employees, accountants, attorney and agents and each person who “controls” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) us or such other indemnified person and the officers, directors, employees, accountants, attorneys of each such controlling person against certain liabilities, including liabilities under the Securities Act, in accordance with the investor rights agreement (but only to the extent such liabilities arise out of or result from an untrue statement or omission that is in reliance upon and in conformity with information furnished to us by BLITA).

LEGAL MATTERS

Unless otherwise specified in an applicable prospectus supplement, the validity of the shares of our common stock offered by this prospectus will be passed upon for Valley by Ronald H. Janis, Esq., Senior Executive Vice President, General Counsel and Corporate Secretary of the Company.

Mr. Janis beneficially owns, or has the right to acquire, an aggregate of less than 1% of our common stock outstanding.

Any underwriters, brokers, dealers or agents will be advised about the validity of the shares of our common stock offered by this prospectus and other legal matters by their own counsel.

EXPERTS

The consolidated financial statements of Valley National Bancorp as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, which are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses payable by the registrant expected to be incurred in connection with the issuance and distribution of the securities being registered hereby. None of the below expenses will be paid by the selling shareholders. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$103,448.28
Legal fees and expenses	$25,000
Accounting fees and expenses	$50,000
Printing expenses	$10,000
Miscellaneous	$0

Total	$188,448.28

Item 15.	Indemnification of Directors and Officers

The following is a summary of the statutory, charter and bylaw provisions or other arrangements under which the registrant’s directors and officers are insured or indemnified against liability in their capacities as such. We are incorporated in New Jersey. The following is only a general summary of certain aspects of New Jersey law and our certificate of incorporation, in each case dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the New Jersey Business Corporation Act and Article VI and Article VII of our certificate of incorporation.

Indemnification. Article VI of our certificate of incorporation provides that the corporation shall indemnify its present and former officers, directors, employees, and agents and persons serving at its request against expenses, including attorney’s fees, judgments, fines or amounts paid in settlement, incurred in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by the New Jersey Business Corporation Act. Article VI also provides that such indemnification shall not exclude any other rights to indemnification to which a person may otherwise be entitled, and authorizes the corporation to purchase insurance on behalf of any of the persons enumerated against any liability whether or not the corporation would have the power to indemnify him under the provisions of Article VI.

The New Jersey Business Corporation Act empowers a corporation to indemnify a corporate agent against such agent’s expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of such agent being or having been a corporate agent if (a) the agent acted in good faith and in a manner the agent reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe the agent’s conduct was unlawful. For purposes of the New Jersey Business Corporation Act, the term “corporate agent” includes any present or former director, officer, employee or agent of the corporation, and a person serving as a “corporate agent” at the request of the corporation for any other enterprise.

With respect to any derivative action, the corporation is empowered to indemnify a corporate agent against the agent’s expenses (but not the agent’s liabilities) incurred in connection with any proceeding involving the corporate agent by reason of the agent being or having been a corporate agent if the agent acted in good faith and in a manner the agent reasonably believed to be in or not opposed to the best interests of the corporation. However, only the New Jersey Superior Court or the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable to the corporation.

The corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the board of directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or (iii) by the shareholders.

A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant the agent the requested indemnification. In advance of the final disposition of a proceeding, the corporation may pay an agent’s expenses if the agent agrees to repay the expenses unless it is ultimately determined the agent is entitled to indemnification.

Exculpation. Article VII our certificate of incorporation provides (the term “Corporation” refers to Valley):

A director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person’s duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended after approval by the shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director and/or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended.

Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation or otherwise shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

The New Jersey Business Corporation Act, as it affects exculpation, has not been changed since the adoption of this provision by Valley.

Item 16.	Exhibits

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger, dated as of September 22, 2021, by and among Bank Leumi Le-Israel Corporation, Valley National Bancorp and Volcano Merger Sub Corporation (incorporated by reference to Exhibit 2.1 to Valley National Bancorp’s Current Report on Form 8-K filed on September 27, 2021).

3.1	Restated Certificate of Incorporation of Valley National Bancorp (incorporated by reference to Exhibit 3.1 to Valley National Bancorp’s Quarterly Report on Form 10-Q filed on August 7, 2020).

3.2	By-laws of Valley National Bancorp, as amended and restated (incorporated by reference to Exhibit 3.1 to Valley National Bancorp’s Current Report on Form 8-K filed on October 24, 2018).

4.1	Description of Valley National Bancorp’s Securities (incorporated by reference to Exhibit 4F to the Valley National Bancorp’s Annual Report on Form 10-K filed on March 10, 2020).

4.2	Investor Rights Agreement, dated as of April 1, 2022, by and between Valley National Bancorp and Bank Leumi Le-Israel B.M. (incorporated by reference to Exhibit 10.1 to Valley National Bancorp’s Current Report on Form 8-K filed on April 1, 2022).

Exhibit Number	Description of Exhibit

5.1	Opinion of Ronald H. Janis, Esq.

23.1	Consent of KPMG LLP.

23.2	Consent of Ronald H. Janis (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of this registration statement).

99.1	Business Cooperation Agreement, dated as of April 1, 2022, by and between Valley National Bancorp and Bank Leumi Le-Israel B.M.

107	Filing Fee Table.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K to be incorporated by reference herein in connection with an applicable underwritten offering.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Filing Fee Table attached as an exhibit to the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wayne, State of New Jersey, on April 1, 2022.

VALLEY NATIONAL BANCORP

By:	/s/ Ronald H. Janis
Name:	Ronald H. Janis
Title:	Senior Executive Vice President and General
Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ira Robbins, Michael D. Hagedorn and Michael T. Rave attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this registration statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and power of attorney have been signed by the following persons in the capacities indicated on April 1, 2022.

Signature	Title

/s/ Ira Robbins	Chairman Chief Executive Officer and Director
Ira Robbins	(Principal Executive Officer)

/s/ Michael D. Hagedorn	Senior Executive Vice President and Chief Financial Officer
Michael D. Hagedorn	(Principal Financial Officer)

/s/ Mitchell L. Crandell	Executive Vice President and Chief Accounting Officer
Mitchell L. Crandell	(Principal Accounting Officer)

/s/ Avner Mendelson	Vice Chairman of the Board and Director
Avner Mendelson

/s/ Andrew B. Abramson	Director
Andrew B. Abramson

Signature	Title

/s/ Ronen Agassi	Director
Ronen Agassi

/s/ Peter J. Baum	Director
Peter J. Baum

/s/ Eric P. Edelstein	Director
Eric P. Edelstein

/s/ Marc J. Lenner	Director
Marc J. Lenner

/s/ Peter V Maio	Director
Peter V Maio

/s/ Suresh L. Sani	Director
Suresh L. Sani

/s/ Lisa J. Schultz	Director
Lisa J. Schultz

/s/ Jennifer W. Steans	Director
Jennifer W. Steans

/s/ Jeffrey S. Wilks	Director
Jeffrey S. Wilks

/s/ Dr. Sidney S. Williams, Jr.	Director
Dr. Sidney S. Williams, Jr.